UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 28, 2010

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16075 (Commission File Number)	86-0449546 (I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
Reference is made to the following factoring agreements entered into by subsidiaries of People’s Liberation, Inc. (the “Company”) with FTC Commercial Corp. (“FTC”):

•
Factoring Agreement dated October 14, 2004 by and between FTC and Versatile Entertainment, Inc., as amended by that certain Amendment No. 1 to Factoring Agreement dated September 30, 2005 and as further amended by that certain Amendment No. 2 to Factoring Agreement dated January 1, 2006.

•
Factoring Agreement dated October 1, 2006 by and between FTC and William Rast Sourcing, LLC, as amended by that certain Amendment No. 1 to Factoring Agreement dated January 1, 2010 and as further amended by that certain Amendment No. 2 to Factoring Agreement dated January 1, 2010.

•	Factoring Agreement dated July 28, 2008 by and between FTC and J. Lindeberg USA, LLC.

The terms of the factoring agreements provide that they will remain in force indefinitely unless they are terminated by either party in accordance with their terms.  Kenneth Wengrod, President of FTC, resigned as a member of the Company’s Board of Directors on July 12, 2010.  Following Mr. Wengrod’s resignation, on July 28, 2010, FTC exercised its right to terminate the factoring agreements for convenience by providing the Company with 60 days prior written notice of termination.  On the termination date, the obligations, indebtedness and liabilities of the Company and its subsidiaries to FTC under the factoring agreements will become due.

The Company and its subsidiaries currently use FTC for working capital and credit administration purposes.  Under the factoring agreements, FTC purchases a substantial portion of the trade accounts receivable of the Company and its subsidiaries and assumes credit risk with respect to those accounts for which it has given prior approval.  The factoring agreements also provide that the Company and its subsidiaries can borrow against approved factored customer invoices and eligible inventory.  As of June 30, 2010, total factored accounts receivable from FTC amounted to approximately $3,118,000 and total outstanding advances amounted to approximately $3,044,000, resulting in a net balance due to FTC of approximately $74,000.  The Company presently is in negotiations with two factors to replace FTC.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On August 2, 2010, the Company’s Board of Directors concluded that the following financial statements should no longer be relied upon:

•
The Company’s audited consolidated financial statements for the fiscal years ending December 31, 2009 and December 31, 2008 included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, respectively;

•	The Company’s interim period unaudited financial statements for the quarterly period ended March 31, 2010 as included in the Company’s quarterly report on Form 10-Q for such period; and

•
The Company’s interim period unaudited financial statements for the quarterly periods in each of the fiscal years ended December 31, 2009 and 2008, each as included in the Company’s Quarterly Reports on Form 10-Q for each such period.

This conclusion was reached following a review by the Company of the operating agreements of certain of its limited liability companies and the accounting treatment as it relates to noncontrolling interest in subsidiaries’ earnings.  As a result of this review, management has determined that its interpretation of certain of its operating agreements and the accounting for noncontrolling interest as it related to these subsidiaries was incorrect and not in accordance with the provisions of Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”) and superseded by ASC 810-10-65, adopted by the Company on January 1, 2009.  SFAS 160 provides that losses allocable to noncontrolling interest in a subsidiary may exceed the non-controlling member’s interest in the subsidiary’s equity.  The excess, and any further losses allocable to the noncontrolling interest, shall be allocated to the non-controlling member’s interest even if that allocation results in a deficit noncontrolling interest balance.  Prior to the adoption of SFAS 160, ARB 51 prohibited the allocation of losses to noncontrolling interest if that allocation resulted in a deficit noncontrolling interest balance.  Although the provisions of SFAS 160 provided for the allocation of losses to noncontrolling interest in excess of the related subsidiary’s noncontrolling interest member account, the Company did not allocate losses to certain of its members during the year ended December 31, 2009 and the three months ended March 31, 2010.

As a result of the Company’s review of the accounting treatment of its limited liability companies, the Company also determined that its accounting for contingent priority cash distributions due to a member of one of its subsidiaries was also incorrectly accounted for in its financial statements.  Contingent priority cash distributions were incorrectly recorded as decreases in income or increases in losses attributable to common shareholders.  The Company determined that the correct accounting treatment of these contingent priority cash distributions is to record these amounts to the extent of positive equity and income of the subsidiary and per the terms of the operating agreement.  This change in accounting treatment resulted in a restatement of retained earnings, noncontrolling interest and noncontrolling interest payable on the Company’s balance sheet, and noncontrolling interest and income or loss attributable to common shareholders on the Company’s statements of operations for the years ended December 31, 2008 and 2009 and the three month period ended March 31, 2010.

As first reported, the Company’s financial statements for the fiscal year ended December 31, 2009 and for the three month period ended March 31, 2010, do not reflect the attribution of losses to noncontrolling interest in accordance with SFAS 160, which became effective on January 1, 2009.  The Company’s financial statements, as first reported, also provided for contingent priority cash distributions as decreases in income or increases in losses attributable to common shareholders on the Company’s statements of operations.  The restated financial statements for the fiscal years ended December 31, 2008 and 2009 and for the three month period ended March 31, 2010 will reflect:

•	the restated income or loss attributable to common shareholders, in the calculation of earnings per share;

•
restated retained earnings and noncontrolling interest on the balance sheet and restated noncontrolling interest and income or loss allocable to common shareholders on the statement of operations that was previously reported with the incorrect allocation of profits and losses attributable to noncontrolling interest, in accordance with SFAS 160; and

•
restated noncontrolling interest on the balance sheet and restated noncontrolling interest and income or loss allocable to common shareholders on the statement of operations that was previously reported as decreases in income or increases in losses attributable to common shareholders and increases in noncontrolling interest on the balance sheet.

The Company’s authorized officers have discussed the matters mentioned under this Item 4.02 with the Company’s independent registered public accounting firm, Crowe Horwath LLP.  The Company will file amendments to its periodic reports to reflect the above modifications as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.

Date: August 3, 2010	By: /s/ Darryn Barber Darryn Barber Chief Financial Officer and President